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[LETTERHEAD OF NASDAQ]

                                                                  EXECUTION COPY

December 12, 2001

Mr. J. Patrick Campbell
8900 Bel Air Place
Potomac, MD 20854

Re:   RESIGNATION AND RELEASE OF CLAIMS

Dear Pat:

This letter (including Attachment A hereto) sets forth the agreement (the "Agreement and Release") by and among you and The Nasdaq Stock Market, Inc. (the "Company"). This Agreement and Release confirms our understanding and agreement with respect to your resignation of employment with the Company as follows:

1. RESIGNATION. You confirm the resignation of your employment as President, Nasdaq U.S. Markets, and the resignation of any other positions held by you with the Company or the Releasees (as defined below) effective December 31, 2001 (hereinafter, the "Resignation Date"). You agree that thereafter, you will not represent yourself to be associated in any capacity with the Company or the Releasees. You further agree to cooperate and execute administrative documents necessary to effectuate such resignation(s). By this Agreement and Release, the Employment Agreement between you and the Company effective December 29, 2000 (and any predecessor agreement) is terminated and superseded by this Agreement and Release, except as specifically provided in Paragraph 8 below (a copy of your December 29, 2000 Employment Agreement is attached hereto for reference). You will continue to receive payments at the current rate of your base compensation ($436,000 per year) through December 31, 2001, payable in accordance with the Company's payroll practices.

2. COMPENSATION. You will be entitled to the following payments and benefits, subject to applicable deductions and tax withholding and (i) the execution and delivery of this Agreement and Release in accordance with the provisions of Paragraph 19 below, and non-revocation of the same; (ii) on December 31, 2001, the execution and delivery of Attachment A hereto pursuant to its terms and non-revocation of the same, (iii) the terms and conditions of this Agreement and Release, and (iv) with respect to Paragraph 2(d) below, approval of the Nasdaq Stock Market, Inc. Equity Plan Committee:

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Mr. J. Patrick Campbell
December 12, 2001
Page 2

     a. You will be paid $436,000 (100% of your annual base compensation), which you agree represents your Incentive Compensation for 2001, payable in a lump sum upon the expiration of your right to revoke Attachment A hereto;

     b. You will be paid $470,000, which you agree represents your deferred compensation for 1999 and 2000, payable on June 30, 2002;

     c. You will be paid $1,000,000, which you agree represents an additional separation payment, payable in equal installments over the twelve month period beginning January 1, 2002 and ending December 31, 2002, in accordance with the Company's payroll practices in effect at the time;

     d. Subject to your continued employment through December 31, 2001, on January 1, 2002, your restricted stock award of 30,000 shares will become fully vested, your incentive stock option (ISO) award and your nonqualified stock option (NSO) award will vest as to 4667 shares and 35,233 shares respectively, and your ISO and NSO awards, to the extent so vested, will remain exercisable until, and will terminate upon, the eighteen month anniversary of the Resignation Date. You acknowledge and agree that (i) the tax withholding obligation that arises by reason of the vesting of your restricted stock award will be satisfied from the cash payments payable pursuant to the other clauses of this Paragraph 2, (ii) the ISO, to the extent exercised more than 3 months after the Resignation Date, will be treated as a nonqualified option for tax purposes as required by applicable law, (iii) the vested awards remain subject to the terms and conditions of the Company's Equity Incentive Plan (including those contained in Section 9 thereof, which references transfer restrictions, as well as the Company's right to repurchase the shares, which you agree remains outstanding for 6 months from the Resignation Date, or, in the case of options, the date you acquire the shares), and (iv) all other stock or equity-based awards that are not vested as provided above are cancelled as of the Resignation Date;

     e. Under the NASD Supplemental Executive Retirement Plan (the "SERP"), upon your attainment of age 55, you will be treated as having satisfied the age and service requirements solely for purposes of Sections 4.1 and 4.3 of the SERP, and not for any other purpose, including the calculation of your "Retirement Benefit" under Section 4.2 of the SERP ("SERP Calculation"). The SERP Calculation will be based upon your actual period of completed service and actual compensation paid during your employment as such service and compensation are determined under the SERP and, except as provided herein, will be consistent with the policies and practices of the SERP applicable to similarly eligible Company executives. The Company will cooperate with your reasonable request to explain the actuarial bases and methodology of the SERP Calculation;

     f. Following the Resignation Date, you and your family will continue to receive health coverage on the same basis that such coverage is provided to active employees. This coverage will terminate on the earlier of December 31, 2003 or the date you become eligible for coverage under another group health plan (whether or not as an employee), and you agree to notify the Company in writing immediately upon becoming so eligible. You acknowledge that the period of coverage provided under this Paragraph 2(f) will be counted as continuation health coverage under "COBRA";

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Mr. J. Patrick Campbell
December 12, 2001
Page 3

     g. Upon the Resignation Date, you will cease to actively participate in all other benefit plans and programs, including, but not limited to, the Company's pension plan, 401(k) plan, employee stock purchase plan and flexible spending plan, and any entitlements thereunder will be governed by the terms of such plans and programs. You agree that any amounts payable under this Paragraph 2 will not be taken into account in determining any such entitlements;

     h. You will be paid your accrued and unused vacation time in a lump sum on January 2, 2002; and

     i. You will be reimbursed for approved and authorized out-of-pocket travel and business expenses incurred through December 31, 2001, as soon as practicable thereafter.

3. NO OTHER COMPENSATION. Other than as set forth herein, you will not receive compensation, payments or benefits of any kind from the Company or Releasees (as that term is defined below) relating to or arising out of your employment, compensation or benefits with the Company, or the resignation thereof, or any services rendered by you during the period of such employment. You understand and agree that the compensation, payments and benefits provided for in this Agreement and Release are in excess of those to which you may be entitled from the Company or Releasees, and you expressly acknowledge and agree that you are not entitled to any additional compensation, payment or benefit from the Company, including, but not limited to, any compensation, payment or benefit under any Company severance plan or policy.

4. WAIVER AND RELEASE BY YOU. In exchange for the compensation, payments, benefits and other consideration provided to you pursuant to this Agreement and Release, you agree to execute Attachment A pursuant to its terms, and you further agree as follows:

     a. You agree to accept the compensation, payments, benefits and other consideration provided for in this Agreement and Release in full resolution and satisfaction of, and hereby IRREVOCABLY AND UNCONDITIONALLY RELEASE, WAIVE AND FOREVER DISCHARGE the Company and Releasees from, any and all agreements, promises, liabilities, claims, demands, rights and entitlements of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, apparent or concealed, which you, your heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring at any time on or prior to the date you execute this Agreement and Release, including, without limitation, any and all claims arising out of or relating to your employment, compensation and benefits with the Company and/or the resignation thereof, and any and all contract claims, benefit claims, tort claims, fraud claims, claims under your December 29, 2000 Employment Agreement (and any predecessor agreement), commissions, defamation, disparagement, or other personal injury claims, claims related to any bonus compensation, claims for accrued vacation pay, claims under any federal, state or municipal wage payment, discrimination or fair employment practices law, statute or regulation, and claims for costs, expenses and attorneys' fees with respect thereto, except that the Company's obligations under this Agreement and Release shall continue in full force and effect in accordance with their terms. THIS RELEASE AND WAIVER INCLUDES, WITHOUT

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Mr. J. Patrick Campbell
December 12, 2001
Page 4

LIMITATION, ANY AND ALL RIGHTS AND CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, THE CIVIL RIGHTS ACT OF 1866 (42 U.S.C. 1981), THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE DISTRICT OF COLUMBIA HUMAN RIGHTS ACT, THE DISTRICT OF COLUMBIA FAMILY AND MEDICAL LEAVE ACT OF 1990, THE NEW YORK STATE EXECUTIVE LAW, THE NEW YORK CITY ADMINISTRATIVE CODE and all other federal, state or local fair employment practices statutes, ordinances, regulations or constitutional provisions; PROVIDED, HOWEVER, that this waiver and release shall not prohibit you from testifying truthfully under oath pursuant to subpoena, order or otherwise, or cooperating in an official government investigation as may be required by law, or from enforcing against the Company or Releasees your rights under this Agreement and Release. You further represent and affirm (i) that you have not filed any claim or demand for relief against the Company or Releasees and (ii) that to the best of your knowledge and belief, there are no outstanding claims or demands for relief within the meaning of this Paragraph 4(a);

     b. For the purpose of implementing a full and complete release and discharge of claims, you expressly acknowledge that this Agreement and Release is intended to include in its effect, without limitation, all the claims described in the preceding Paragraph 4(a), whether known or unknown, apparent or concealed, and that this Agreement and Release contemplates the extinction of all such claims, including claims for attorney's fees. You expressly waive any right to assert after the execution of this Agreement and Release that any such claim, demand, obligation or cause of action has, through ignorance or oversight, been omitted from the scope of this Agreement and Release; and

     c. For purposes of this Agreement and Release, the term "the Company and Releasees" includes The Nasdaq Stock Market, Inc., and any past, present and future direct and indirect parents, subsidiaries, affiliates, divisions, predecessors, successors, and assigns, and their past, present and future officers, directors, shareholders, representatives, employees, agents and attorneys, in their official and individual capacities, and all other related individuals and entities, jointly and individually, and this Agreement and Release shall inure to the benefit of and be enforceable by all such entities and individuals and their successors and assigns.

5. WAIVER AND RELEASE BY THE COMPANY. By signing this Agreement and by acceptance of the mutual consideration and covenants contained herein, the Company WAIVES, RELEASES AND FOREVER DISCHARGES you with respect to any and all agreements, promises, liabilities, claims, demands, rights and entitlements of any kind whatsoever, in law or equity, whether known or unknown, asserted or unasserted, fixed or contingent, apparent or concealed, which the Company ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever existing, arising or occurring at any time on or prior to the date the Company executes this Agreement, including, without limitation, any and all claims arising out of or relating to your employment, compensation and benefits with the Company, and your resignation thereof; provided, however, that this waiver and release shall not

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Mr. J. Patrick Campbell
December 12, 2001
Page 5

prohibit the Company and Releasees from enforcing against you their rights under this Agreement.

6. ADMISSIONS. Nothing contained in this Agreement and Release shall be deemed to constitute an admission or evidence of any wrongdoing or liability on your part or the part of the Company or Releasees.

7. RETURN OF DOCUMENTS AND PROPERTY. On or before the Resignation Date, you will return to the Company all known equipment, data, material, books, records, documents (whether stored electronically or on computer hard drives or disks), computer disks, credit cards, Company keys, I.D. cards and other property, including, without limitation, stand alone computer, fax machine, printers, telephones, and Blackberry(TM) in your possession, custody, or control which are or were owned and/or leased by the Company in connection with the conduct of the business of the Company (collectively referred to as "Company Property"). You further warrant that you have not retained, or delivered to any person or entity, copies of Company Property or permitted any copies of Company Property to be made by any other person or entity.

8. NON-COMPETITION/CONFIDENTIAL INFORMATION/NON-SOLICITATION/MUTUAL NON-DISPARAGEMENT.

     a. You and the Company acknowledge and agree that you possess knowledge and skills unique to the Company and the Company's industry. You acknowledge and agree that the provisions and restrictions regarding, among other things, non-competition, confidentiality and non-solicitation, as set forth in Paragraph 10, subparagraphs (a)-(d), inclusive, of your December 29, 2000 Employment Agreement, survive the termination of that Employment Agreement, are incorporated herein by reference and shall remain in full force and effect pursuant to their terms. NOTWITHSTANDING THE FOREGOING, you may accept employment with, consult for and/or provide services to (i) alternative trading systems that are not Electronic Communication Networks ("ECNs") and (ii) non-U.S. registered exchanges, as each of those terms are defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, without breach of your non-competition restrictions and obligations under this Paragraph 8. Further, during the "Restricted Period" (as that term is defined in Paragraph 10 of your December 29, 2000 Employment Agreement), you may, in writing, request permission from the Company to accept employment with, consult for and/or provide services to a specific person or entity engaged in a "Competitive Business" (as that term is defined in Paragraph 10 of your December 29, 2000 Employment Agreement) and the Company agrees to consider any such reasonable request in good faith, and, in its sole discretion, determine whether or not to grant or deny such request. In no event shall any partial waiver by the Company of your non-competition restrictions and obligations as described in this Paragraph 8(a) relieve you of your restrictions and obligations regarding confidentiality and non-solicitation as set forth in Paragraph 10 of your December 29, 2000 Employment Agreement, which you agree shall remain binding and in full force and effect.

     b. You shall not issue or cause to be issued or condone the issuance of any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against the Company or Releasees, except if testifying truthfully

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Mr. J. Patrick Campbell
December 12, 2001
Page 6

under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law. The Company shall not authorize, direct or condone the issuance of any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely or encourages any adverse action against you, except if the Company is testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

     c. You further agree that if it is determined that you have willfully breached the terms of the aforesaid Paragraph 8(a) or (b), in addition to the relief specified in Paragraph 12 and Paragraph 16 hereof, the Company shall be entitled to recover from you all costs and reasonable attorneys' fees incurred as a result of its attempts to redress such breach of Paragraph 8(a) or
(b), or to enforce its rights and protect its legitimate interests under Paragraph 8(a) or (b), and further that such breach of Paragraph 8(a) or (b) by you shall result in a forfeiture of all of the awards and benefits to be provided to you under Paragraphs 2(d)-(f) above, and a forfeiture of 75% of the payments to be provided to you under Paragraphs 2(a)-(c) above, and, if any such payments and benefits have already been conveyed as of the time of your breach of Paragraph 8(a) or (b), you agree to return and/or repay them to the Company.

9. COOPERATION. You agree that you will assist and cooperate with the Company and Releasees to a reasonable extent in connection with any investigation, proceeding, dispute or claim that may be made against, by or with respect to the Company or Releasees, or in connection with any ongoing or future investigation, proceeding, dispute or claim of any kind involving the Company or Releasees, including any proceeding before any arbitral, administrative, regulatory, self-regulatory, judicial, legislative, or other body or agency, to the extent such claims, investigations or proceedings relate to your employment with the Company, services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you; provided, however, that your obligation to assist and cooperate shall not be construed so as to interfere with your obligations to your future employers. You further agree to execute and deliver any necessary documents as shall reasonably be requested that are related to compliance with federal, state and/or local laws.

10. CONFIDENTIALITY. With respect to all persons and entities, including members of the National Association of Securities Dealers, Inc., NASDAQ listed companies, vendors to the Company, and current or potential affiliates and joint venturers of the Company, you agree to maintain the confidentiality of, and refrain from disclosing, making public, or discussing in any way whatsoever the terms and conditions of this Agreement and Release. Notwithstanding the foregoing, it is understood that as the sole exceptions to this confidentiality provision: (i) you may discuss this Agreement and Release with your spouse and immediate family; (ii) you may discuss this Agreement and Release with your attorneys; (iii) you may permit appropriate public accountants to review this Agreement and Release in connection with the conduct of an audit, and may permit attorney(s), accountant(s) and tax advisor(s) of your choice to review this Agreement and Release in connection with the receipt of advice on the taxability of the compensation, payments and benefits set forth in Paragraph 2 of this Agreement and Release, your rights hereunder, or to answer inquiries with respect thereto; and (iv) you may disclose the circumstances of this Agreement and Release and its terms as required by, or in response to

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Mr. J. Patrick Campbell
December 12, 2001
Page 7

inquiries from, any governmental, regulatory or self-regulatory body or agency, or as otherwise required by law or court order. To the extent that you divulge the terms of this Agreement and Release to any of the above-described individuals, you shall advise each such individual of this confidentiality provision and instruct each such individual of the confidential nature of this Agreement and Release and that each such individual must comply with the confidentiality terms of this Agreement and Release and not divulge any of the terms and conditions thereof. In response to inquiries from third parties, you and the Company shall state only that you voluntarily resigned from the Company on mutually acceptable terms. You agree that the Company may also confirm to third parties your dates of employment and title/position, and provide any other information required by, or in response to, inquiries from any governmental body or agency, or as otherwise required by law or court order. You further agree that the Company and/or Releasees may describe this Agreement and Release in public filings with the Securities and Exchange Commission and may include this Agreement and Release as an exhibit thereto. In addition, the parties agree that a copy of this Agreement and Release may be submitted to any court or other tribunal in connection with any proceeding concerning the meaning, interpretation or enforcement of its terms.

11. MODIFICATIONS. This Agreement and Release may not be changed orally, and no modification, amendment or waiver of any of the provisions contained in this Agreement and Release, nor any future representation, promise or condition in connection with the subject matter of this Agreement and Release, shall be binding upon any party hereto unless made in writing and signed by such party.

12.       ENFORCEMENT/ARBITRATION.

     a. You acknowledge and affirm that, in view of the nature of the business in which the Company is engaged, the restrictions and agreements contained in Paragraph 10, subparagraphs (a)-(d), inclusive, of your December 29, 2000 Employment Agreement, and Paragraphs 7, 8, 9 and 10 hereof, are reasonable and necessary in order to protect the Company's legitimate interests, and that any breach or threatened breach thereof would result in irreparable injuries to the Company which would not be readily ascertainable or compensable in terms of money, and therefore you further acknowledge that, in the event you breach or threaten to breach any of these restrictions, the Company, without posting any bond, shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief or any other equitable remedy, as well as damages, which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled.

     b. It is expressly understood and agreed that although you agree the restrictions contained in Paragraph 10, subparagraphs (a)-(d), inclusive, of your December 29, 2000 Employment Agreement, and Paragraphs 7, 8, 9 and 10 hereof, to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights, and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that the restrictions contained in such Paragraphs are invalid, the provisions of such Paragraphs shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in such

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Mr. J. Patrick Campbell
December 12, 2001
Page 8

Paragraphs cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy.

     c. With the exception of any claim or controversy arising out of a breach of Paragraph 10, subparagraphs (a)-(d), inclusive, of your December 29, 2000 Employment Agreement, and Paragraphs 7, 8, 9 and 10 hereof, any claim or controversy arising out of or relating to this Agreement and Release, or any breach thereof, or otherwise arising out of or relating to your employment, compensation and benefits with the Company or the resignation thereof, shall be settled by arbitration in New York, New York, administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; PROVIDED, HOWEVER, that the parties agree that any demand for arbitration must be filed and served, if at all, within 180 days of the occurrence of the act or omission complained of. Any claim or controversy not submitted to arbitration in accordance with this Paragraph 12(c) shall be waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Paragraph 12(c) shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof, PROVIDED that the judgment conforms to established principles of law and is supported by substantial record evidence.

13. GOVERNING LAW. This Agreement and Release shall be subject to and governed by and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles. Subject to the provisions of Paragraph 12(c) hereof, you (i) irrevocably submit to the jurisdiction of any state or federal court sitting in New York County, State of New York, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement and Release, and (ii) waive and agree not to assert in any such proceeding a claim that you are not personally subject to the jurisdiction of the court referred to above, or that the suit or action was brought in an inconvenient forum.

14.       ASSIGNMENT. This Agreement and Release shall inure to the benefit of
(i) the Company and Releasees and their successors and assigns, and (ii) you and your executors, administrators, heirs and legal representatives. The Company may, at its sole discretion, sell or otherwise assign any rights, obligations or benefits it has under this Agreement and Release. You may not sell or otherwise assign any rights, obligations or benefits under this Agreement and Release, and any attempt to do so shall be void. In the event you die prior to the payment to you of all the consideration you are to receive under this Agreement and Release, the Company acknowledges that your estate shall be entitled to receive all the consideration you would have been entitled to receive if you were still alive, except with respect to any pension or insurance benefit for which you may have a valid beneficiary designation form on file with the Company.

15. ENTIRE AGREEMENT. This Agreement and Release contains the entire agreement between the parties and supersedes and terminates any and all previous agreements between them, whether written or oral, except as specifically provided for in Paragraph 8 hereof.

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Mr. J. Patrick Campbell
December 12, 2001
Page 9

16. SPECIFIC ENFORCEMENT. The parties agree that this Agreement and Release may be specifically enforced in court or arbitration and may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement and Release. In the event any arbitration, action, suit or other proceeding is brought to interpret, enforce or obtain relief from a willful breach of this Agreement and Release, the prevailing party shall recover all such party's costs, expenses and attorneys' fees incurred in each and every such arbitration, action, suit or other proceeding, including any and all appeals or petitions therefrom.

17. NOTICES. All notices in connection with or provided for under this Agreement and Release shall be validly given or made only if made in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, to the party entitled or required to receive the same, as follows:

          If to J. Patrick Campbell, addressed to:




          If to the Company, addressed to:

               Edward S. Knight, Esq.
               Executive Vice President and
                   General Counsel
               The Nasdaq Stock Market, Inc.
               1735 K. Street NW
               Washington, D.C.  20006

or at such other address as either party may designate to the other by notice similarly given. Notice shall be deemed to have been given upon receipt in the case of personal delivery and upon the date of receipt indicated on the return receipt in the case of mail.

18. SEVERABILITY. In the event any provision of this Agreement and Release, except for Paragraph 4, shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portions shall remain in full force and effect. The unenforceability or invalidity of a provision of this Agreement and Release in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction.

19. ACKNOWLEDGMENT. By signing this Agreement and Release, you certify that you have read the terms of this Agreement and Release, that you have been advised to consult with legal counsel of your choice, and that your execution of this Agreement and Release shall indicate that this Agreement and Release conforms to your understanding and is acceptable to you as a final agreement. You further acknowledge and agree that, pursuant to Paragraph 4 above, by signing this Agreement and Release, you waive and release any and all claims you may have or have had against the Company and Releasees, including, without limitation, claims under the Age Discrimination in Employment Act. You further acknowledge and agree that you have been advised of the opportunity to consult with counsel of your choice and that you have

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Mr. J. Patrick Campbell
December 12, 2001
Page 10

been given a reasonable and sufficient period of time of not less than twenty-one (21) days in which to consider and return this Agreement and Release. You further acknowledge and agree that upon your execution and return of this Agreement and Release, you will be permitted to revoke the Agreement and Release at any time during a period of seven (7) calendar days following your execution hereof. To be effective, the revocation must be in writing and must be hand-delivered or telecopied to the Company within the seven (7) day period. This Agreement and Release will not be effective until the seven (7) day period has expired without revocation. If the Agreement and Release is not executed and returned on or before December 31, 2001, or if this Agreement and Release is executed and then revoked within the aforementioned seven (7) day period, this Agreement and Release will be of no further force or effect, and neither you nor the Company will have any rights or obligations hereunder.

Pat, on behalf of all of your friends and colleagues here at the Company, we are pleased that we were able to arrive at a mutually acceptable parting, and we wish you the best in all your future endeavors.

Sincerely yours,

By: /s/ Edward S. Knight
   ----------------------------------
   Edward S. Knight
   Executive Vice President and General Counsel
   The Nasdaq Stock Market, Inc.

/s/ J. Patrick Campbell                                Date: Dec 17, 2001
----------------------------------                           -------------
J. Patrick Campbell

WITNESSED BY:

/s/ David A. Hanna
--------------------------------

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                                  ATTACHMENT A

In exchange for the consideration provided by The Nasdaq Stock Market, Inc. (the Company"), as set forth in Paragraph 2 of the December 12, 2001 letter Agreement, I, J. Patrick Campbell, hereby reaffirm my waiver and release set forth in Paragraph 4(a) of the December 12, 2001 letter Agreement, and further IRREVOCABLY AND UNCONDITIONALLY WAIVE, RELEASE AND FOREVER DISCHARGE the Company and the Releasees from any and all agreements, promises, liabilities, claims, rights, demands and causes of action of any kind whatsoever, in law or equity, whether known or unknown, suspected or unsuspected, fixed or contingent, apparent or concealed, which I, my heirs, executors, administrators, successors or assigns ever had or now have for, upon, or by reason of any matter, cause or thing whatsoever, including, but not limited to my employment by the Company and/or my resignation thereof, compensation and benefits with the Company, and claims for related costs, expenses and attorneys' fees, existing, arising or occurring at any time between the date I executed the December 12, 2001 letter Agreement and the date I execute this Attachment A, except for claims for breach of this Attachment A. THIS RELEASE AND WAIVER INCLUDES, WITHOUT LIMITATION, ANY AND ALL RIGHTS AND CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE CIVIL RIGHTS ACT OF 1991, THE CIVIL RIGHTS ACT OF 1866 (42 U.S.C.
1981), THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, AS AMENDED, THE AMERICANS WITH DISABILITIES ACT, THE FAIR LABOR STANDARDS ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE DISTRICT OF COLUMBIA HUMAN RIGHTS ACT, THE DISTRICT OF COLUMBIA FAMILY AND MEDICAL LEAVE ACT OF 1990, THE NEW YORK STATE EXECUTIVE LAW, THE NEW YORK CITY ADMINISTRATIVE CODE and all other federal, state or local fair employment practices statutes, ordinances, regulations or constitutional provisions.

By signing this Attachment A, I acknowledge and agree that I have been afforded a 21-day period in which to review and consider this Attachment A and that I have been advised to do so with an attorney of my choice. I agree that such period is reasonable and sufficient, and I understand that this Attachment A fully waives any and all claims I may have relating to my employment at the Company, including any claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq. I understand that I have seven (7) days following the execution of this Attachment A to revoke my acceptance of this Attachment A. Written notice of any such revocation must be received by the Company by hand or by telecopier within that seven (7) day period.

This Attachment A incorporates by reference, as if set forth fully herein, all terms and conditions of the December 12, 2001 letter Agreement between myself and the Company, including the recitation of consideration provided by the Company, and the definitions included therein. By signing this Attachment A, I am intending only to release any and all claims that may have arisen from the date I the executed the December 12, 2001 letter Agreement through the date I execute this Agreement. It is not my intention to otherwise change, alter, or amend any of the terms and conditions of the December 12, 2001 letter Agreement which remains in full force and affect, and I acknowledge and agree that I continue to be bound by the terms and conditions of that letter Agreement. Once executed, such December 12, 2001 letter Agreement, together with this Attachment A, shall constitute the Agreement and Release as defined and referred to in the December 12, 2001 letter Agreement. I further understand that if I fail or refuse to execute this Attachment A, or if I revoke it within the 7-day revocation period described above, I will not receive the consideration set forth in Paragraph 2 of the December 12, 2001 letter Agreement and the restricted shares and options described in Paragraph 2(d) of the December 12, 2001 letter Agreement shall not vest.

/s/ J. Patrick Campbell
------------------------------
J. Patrick Campbell

Dated: December 31, 2001